Exhibit 10.2

Commercial Banking

(CARM 200414)

CONFIDENTIAL Treasure Success International Limited / Jerash Garments and Fashions Manufacturing Company Limited 19/F Ford Glory Plaza 37-39 Wing Hong Street
Cheung Sha Wan	3 July 2020
Kowloon

Attn: Mr Samuel Choi

Dear Sir

BORROWER(S)

Treasure Success International Limited	[TSL]	[Customer No.*]

Jerash Garments and Fashions Manufacturing Company Limited	[JGL]	[Customer No.*]

BANKING Facility - facility letter dated 19 June 2018 and 12 August 2019, as amended or supplemented from time to time (the “Facility Letter”)

With reference to our recent discussions, we confirm that the Facility Letter will be amended as set out below. Save as amended by this letter, the terms of the Facility Letter and (if any) all related documents shall remain unchanged and continue in full force and effect. The Bank shall have an unrestricted discretion to cancel, reduce or suspend, or determine whether or not to permit drawings in relations to, the Faci1ity. The Facility is subject to review at any time, and also subject to the Bank’s overriding right of repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

In consideration of us continuing to make the facilities available to you, we will charge you an annual fee of HKD15,000.- and such amount shall be debited automatically from TSL and JGL’s account each in July each year after the date of the Facility Letter until the facilities have been cancelled and all sums due or to become due from you under the Facility Letter have been fully paid to the Bank.

Unless defined differently, a term defined in the Facility Letter has the same meaning in this letter.

The Hongkong and Shanghai Banking
Corporation Limited

HSBC Main Building, 1 Queen’s Road Central,
Hong Kong

Tel:  (852) 2822 1111

Web:   www.hsbc.com.hk

Incorporated in the Hong Kong SAR with limited liability

Registered at the Hong Kong Companies Registry No. 263876

Treasure Success International Limited / Jerash Garments and Fashions Manufacturing Company Limited	3 July 2020

OTHER AMENDMENT(S)

The following changes shall be made to the Facility Letter.

Section of Change	New	Previously
Clause 12 under the Terms and Conditions For Facilities

Banking (Exposure Limits) Rules - exposures to connected parties

The Banking (Exposure Limits) Rules (Cap. 155S) and the related regulations in Hong Kong have imposed on the Bank certain limitations on advances to persons related to HSBC Group. In accepting the Facility Letter, the Borrower(s) should, to the best of its (their) knowledge, advise the Bank whether it is in any way related or connected to the HSBC Group. In the absence of such advice, the Bank will assume that the Borrower(s) is not so related or connected. The Bank would also ask, that if the Borrower(s) becomes aware that it (they) becomes so related or connected in future, that the Borrower(s) immediately advises the Bank in writing. You may refer to the reference page for information on whether you may be considered as related or connected to the HSBC Group.

Section 83 of the Banking Ordinance

Section 83 of the Banking Ordinance and the related regulations in Hong Kong have imposed on the Bank certain limitations on advances to persons related to HSBC Group. In accepting the Facility Letter, the Borrower(s) should, to the best of its (their) knowledge, advise the Bank whether it is in any way related or connected to the HSBC Group. In the absence of such advice, the Bank will assume that the Borrower(s) is not so related or connected. The Bank would also ask, that if the Borrower(s) become aware that it (they) becomes so related or connected in future, that the Borrower(s) immediately advises the Bank in writing. You may refer to the reference page for information on whether you may be considered as related or connected to the HSBC Group.

Treasure Success International Limited / Jerash Garments and Fashions Manufacturing Company Limited	3 July 2020

GOVERNING LAW

This letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. No one other than the Bank and the Borrower(s) will have any right to enforce the terms of this letter.

ACCEPTANCE

Please arrange for the authorised signatories of TSL and JGL in accordance with the terms of the mandates given to the Bank, to sign and return the duplicate copy of this letter by 24 July 2020 to signify the Borrower(s)’s understanding and acceptance of the terms of this letter.

We have shared and discussed with you a risk disclosure document about the demise of or possible changes to certain interest rate benchmarks (such as LIBOR). By signing this letter, you acknowledge that you understand the implications and risks of the changes referred to in the risk disclosure document. We enclose a copy of the risk disclosure document again for your easy reference.

Yours faithfully

For and on behalf of

The Hongkong and Shanghai Banking Corporation Limited

/s/ Henry Ng

Henry Ng

Senior Vice President

jl/bbz

Encl

Treasure Success International Limited / Jerash Garments and Fashions Manufacturing Company Limited	3 July 2020

Acceptance and Confirmation

We, Treasure Success International Limited and Jerash Garments and Fashions Manufacturing Company Limited, confirm our acceptance of and agreement to all of the terms and conditions set out above.

For and on behalf of Treasure Success International Limited

Signature	/s/ Choi Lin Hung	Signature	/s/ Ng Tsze Lun

Name	Choi Lin Hung	Name	Ng Tsze Lun

Title	Director	Title	Director

Date	8 July, 2020	Date	8 July, 2020

For and on behalf of Jerash Garments and Fashions Manufacturing Company Limited

Signature	/s/ Choi Lin Hung	Signature	/s/ Ng Tsze Lun

Name	Choi Lin Hung	Name	Ng Tsze Lun

Title	Director	Title	Authorized Person

Date	8 July, 2020	Date	8 July, 2020

Treasure Success International Limited / Jerash Garments and Fashions Manufacturing Company Limited	3 July 2020

Reference Page

(This is for your reference only and are not intended to be contractual terms.

You may also access the Banking (Exposure Limits) Rules at

https.//www.elegislation.gov.hk/hk/cap155S)

The Borrower may be considered as related or connected to the HSBC Group if you/it are/is:

a)	a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;

b)	a relative of a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;

c)	a firm, partnership or non-listed company in which a member of the HSBC Group or any of the following entities is interested as director, partner, manager or agent:

(i)	a controller, minority shareholder controller or director of a member of the HSBC Group;

(ii)	a relative of a controller, minority shareholder controller or director of a member of the HSBC Group; or

d)	a natural person, firm, partnership or non-listed company to whom a member of the HSBC Group has provided a financial facility if any of the following entities is a guarantor of the facility:

(i)	a controller, minority shareholder controller or director of a member of the HSBC Group;

(ii)	a relative of a controller, minority shareholder controller or director of a member of the HSBC Group.

Relevant definitions

1)	A person has “control” if such person is:

(A)	an indirect controller, that is, in relation to a company, any person in accordance with whose directions or instructions the directors of the company or of another company of which it is a subsidiary are accustomed to act, or

(B)	a majority shareholder controller, that is, in relation to a company, any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, more than 50% of the voting power at any general meeting of the company or of another company of which it is a subsidiary, and “controller” means either an “indirect controller” or a “majority shareholder controller”.

2)	“employee” includes permanent full time, permanent part-time, fixed-term full time, fixed-term part-time staff and international assignees.

3)	“HSBC Group” means HSBC Holdings plc, its subsidiaries, related bodies corporate, associated entities and undertakings and any of their branches and member or office of the HSBC Group shall be construed accordingly.

Treasure Success International Limited / Jerash Garments and Fashions Manufacturing Company Limited	3 July 2020

4)	“minority shareholder controller” in relation to a company, means any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, 10% or more, but not more than 50%, of the voting power at any general meeting of the company or of another company of which it is a subsidiary.

5)	“relative” in relation to a natural person, means the following:

(A)	a parent, grandparent or great grandparent;

(B)	a step-parent or adoptive parent;

(C)	a brother or sister;

(D)	the spouse;

(E)	if the person is a party to a union of concubinage-the other party of the union;

(F)	a cohabitee;

(G)	a parent, step-parent or adoptive parent of a spouse;

(H)	a brother or sister of a spouse;

(I)	a son, step-son, adopted son, daughter, step-daughter or adopted daughter; or

(J)	a grandson, granddaughter, great grandson or great granddaughter.